EXHIBIT 5.1

November 24, 2010

NextWave Wireless Inc.
12264 El Camino Real, Suite 305
San Diego, California 92130

Dear Ladies and Gentlemen:

We have acted as counsel to NextWave Wireless Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s registration statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended, in connection with the registration of 3,092,752 additional shares of common stock, par value $0.007 per share, of the Company (the “Shares”), issuable pursuant to awards granted or to be granted under the NextWave Wireless Inc. 2005 Stock Incentive Plan, as amended (the “2005 Plan”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended, (ii) the Amended and Restated By-Laws of the Company, (iii) the 2005 Plan, as amended and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon a certificate or comparable document of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 3,092,752 Shares being registered for sale pursuant to the Registration Statement have been duly authorized and, when duly issued and delivered pursuant to the terms of awards granted in accordance with the terms of the 2005 Plan, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manger LLP